Exhibit 99.1

Microbot Medical Expands its Physician Support with the Addition of Leading Italian Interventional Radiologist Irene Bargellini, M.D., to its Scientific Advisory Board

Believes that the reduction in radiation exposure the LIBERTY® system could empower more women to pursue careers in Interventional Radiology

HINGHAM, Mass., July 11, 2023 – Microbot Medical Inc. (Nasdaq: MBOT), the developer of the LIBERTY® Robotic Surgical System, the first single-use endovascular robotic surgical system, today announced that Irene Bargellini, M.D., an interventional radiologist and Chair of the Diagnostic and Interventional Radiology Department at Candiolo Cancer Institute in Turin, Italy, has joined the Company’s Scientific Advisory Board (SAB). Dr. Bargellini is the latest expansion of Microbot’s global presence with highly esteemed medical experts in large addressable markets.

Dr. Bargellini’s primary clinical and scientific focus is on oncologic imaging and interventional oncology, with reference to liver imaging and liver tumors’ loco-regional and systemic therapies.

“It is encouraging that leading interventional radiologists continue to join Microbot as it embarks on the steps towards the commercialization of the system,” commented Eyal Morag, MD, Chief Medical Officer. “In addition to leveraging Dr. Bargellini’s expertise to achieve this goal, we also recognize that Italy represents an important and potentially large addressable market for the LIBERTY Robotic Surgical System. Dr. Bargellini is a potential future user, who we believe could support our entry into the Italian market upon regulatory clearance.”

“I believe it’s important to support technology that can advance medicine and improve patient outcomes, and having experienced the system first-hand, I am eager to lend my capabilities and contribute to the system’s success,” commented Dr. Bargellini. “Additionally, I believe the potential of the LIBERTY Robotic Surgical System to reduce the level of radiation exposure makes it possible for more women to pursue a career as interventional radiologists, while not potentially endangering their health and/or ability to have children.”

Dr. Bargellini is Member of the Executive Committee of Italian Society of Radiology (SIRM), fellow of the European Society of Gastrointestinal and Abdominal Radiology (ESGAR) and the Cardiovascular and Interventional Radiology Society in Europe (CIRSE), and member of the European Society of Radiology (ESR), European Society for the Study of the Liver (EASL) and International Liver Cancer Association (ILCA). She serves as reviewer of several national and international journals and is Member of the Editorial Board of European Radiology and Cardiovascular and Interventional Radiology journals. Dr. Bargellini has authored and co-authored over 100 articles in peer-review journals, is co-author of several book chapters, and has given over 300 invited lectures in national and international meetings.

For a complete list and background on the members of the SAB, please use this link About - Microbot Medical

About Microbot Medical

Microbot Medical Inc. (NASDAQ: MBOT) is a pre-clinical medical device company that specializes in transformational micro-robotic technologies, with the goals of improving clinical outcomes for patients and increasing accessibility through the natural and artificial lumens within the human body.

The LIBERTY® Robotic Surgical System aims to improve the way surgical robotics are being used in endovascular procedures today, by eliminating the need for large, cumbersome, and expensive capital equipment, while reducing radiation exposure and physician strain. The Company believes the LIBERTY® Robotic Surgical System’s remote operation has the potential to be the first system to democratize endovascular interventional procedures.

Further information about Microbot Medical is available at http://www.microbotmedical.com.

Safe Harbor

Statements to future financial and/or operating results, future growth in research, technology, clinical development, and potential opportunities for Microbot Medical Inc. and its subsidiaries, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Any statements that are not historical fact (including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects” and “estimates”) should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, market conditions, risks inherent in the development and/or commercialization of LIBERTY®, the outcome of its studies to evaluate LIBERTY®, whether the Company’s core business focus program and cost reduction plan are sufficient to enable the Company to continue to focus on its LIBERTY technology while it stabilizes its financial condition and seeks additional working capital, any failure or inability to recruit and retain physicians and clinicians to serve as primary investigators to conduct regulatory studies which could adversely affect or delay such studies, uncertainty in the results of pre-clinical and clinical trials or regulatory pathways and regulatory approvals, uncertainty resulting from the COVID-19 pandemic, need and ability to obtain future capital, and maintenance of intellectual property rights. Additional information on risks facing Microbot Medical can be found under the heading “Risk Factors” in Microbot Medical’s periodic reports filed with the Securities and Exchange Commission (SEC), which are available on the SEC’s web site at www.sec.gov. Microbot Medical disclaims any intent or obligation to update these forward-looking statements, except as required by law.

Investor Contact:

Michal Efraty

+972-(0)52-3044404

IR@microbotmedical.com